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[WHITEHALL JEWELLERS, INC. LOGO]            NEWS RELEASE
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                                            For:       Whitehall Jewellers, Inc.
                                            Contact:   John R. Desjardins
                                                       Executive Vice President,
                                                       Chief Financial Officer
IMMEDIATE RELEASE                                      TX: 312/762-9751
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         WHITEHALL ANNOUNCES SIGNIFICANT INVESTMENT BY PRENTICE CAPITAL
       ... BANKS AND VENDORS DEMONSTRATE STRONG SUPPORT FOR WHITEHALL ...

         Chicago, Illinois, October 4, 2005 - Whitehall Jewellers, Inc. (NYSE:
JWL, the "Company") announced today that it entered into a series of transactions on October 3, 2005 designed to significantly improve its financial condition. The Company has entered into agreements with investment funds managed by Prentice Capital Management, L.P. and another investor (collectively, "Prentice") to provide financing to the Company. The first stage of this financing is a $30 million secured bridge loan being made today. The bridge loan bears interest at the rate of 18% per annum and matures as early as December 31, 2005. In connection with the bridge loan the Company issued 7-year warrants with an exercise price of $.75 per share to Prentice for 2,792,462 shares of the Company's common stock (i.e., 19.9% of the number of shares currently outstanding).

         The agreements also call for the issuance of $50 million of secured convertible notes not later than January 31, 2006. Proceeds of the planned issuance will be used to pay off the bridge loan and provide additional liquidity for operations. The notes will bear interest at the rate of 12% per annum, which will be payable in shares of common stock (valued at $.75 per share) for three years. The Company generally will have the option to extend the maturity of the notes for up to two years beyond the current three-year maturity, during which interest would be paid in cash. The notes will be convertible into common stock at a conversion rate of $.75 per share. Both the bridge loan and the convertible notes are being secured by a lien on substantially all of the Company's assets ranking junior to the liens securing the Company's bank debt. The issuance of the convertible notes is subject to a number of conditions, including shareholder approval of a 1-for-2 reverse stock split, the share issuances contemplated under the notes, and the election of persons designated by Prentice to constitute a majority of the Company's board of directors. Giving effect to an assumed conversion of the notes, the payment of shares as interest and an exercise of the warrants, Prentice would own 87% of the Company's common stock.

         The Company also announced that it had commenced an arbitration proceeding relating to Beryl Raff's employment with the Company

         In addition, the Company, its banks and Prentice have entered into an agreement with key trade vendors who hold more than 90% of the Company's trade debt. This agreement will facilitate the purchase of fresh inventory for the holiday season and provide for full payment of all amounts owed to those vendors over time, secured by a lien on substantially all of the Company's assets ranking junior to the liens securing the Company's bank debt and debt to Prentice. Finally, the Company announced that it also has reached agreement with its banks, LaSalle, Back Bay and Bank of America, to increase the maximum borrowings under its credit facility, depending on borrowing base calculations, by $15 million to $140 million and extending the term of the facility until 2008.


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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         Whitehall is pleased to announce its renewed partnership with key vendors and the new arrangement with its banks. The Company sincerely appreciates their support through this challenging period. Whitehall looks forward to an outstanding partnership with Prentice Capital, which has extensive experience in the retail sector.

         Jonathan Duskin, a managing director of Prentice Capital, stated:
"Whitehall is a company with great brand equity and a rich history. With the remarkable support of the Company's key vendors, its banks and its dedicated employees, Prentice is very excited about the future of Whitehall Jewellers."

         Whitehall Jewellers, Inc. is a national specialty retailer of fine jewelry, operating 387 stores in 38 states. The Company operates stores in regional and super regional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

Safe Harbor Statement

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "opinion" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The Company undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) our ability to execute our business strategy and our continued net losses and declines in comparable store sales; (2) our ability to manage our liquidity and to obtain adequate financing on acceptable terms and the effect on us if an event of default were to occur under any of the Company's financing arrangements; (3) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (4) reduced levels of mall traffic caused by economic or other factors; (5) increased competition from specialty jewelry retail stores, the Internet and mass merchant discount stores which may adversely impact our sales and gross margin; (6) the high degree of fourth quarter seasonality of our business and the impact on the Company's sales, profitability and liquidity; (7) the extent and success of our merchandising, marketing and/or promotional programs; (8) personnel costs and the extent to which we are able to retain and attract key personnel and disruptions caused by the loss of key personnel; (9) the availability, terms and cost of consumer credit; (10) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on acceptable payment, delivery and other terms; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase financing costs; (13) developments relating to the Securities Purchase Agreement, Notes, Warrants and Registration Rights Agreement with Prentice, including the impact of any adverse developments with respect to such agreements, that may require the Company to seek new financing, for which there can be no assurance of availability on acceptable terms or at all; (14) our ability to maintain adequate loss prevention measures; (15) fluctuations in raw material prices, including diamond, gem and gold prices; (16) the impact of current or future price reductions on margins and resultant valuation allowances


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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taken on certain merchandise inventory identified from time to time as items which would not be part of the Company's future merchandise presentation as well as alternative methods of disposition of this merchandise inventory and resulting valuation allowances taken; (17) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the United States Attorney's Office, the SEC investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (18) regulation affecting the industry generally, including regulation of marketing practices; and (19) the risk factors identified from time to time in our filings with the SEC.

Additional Information

In connection with Whitehall's solicitation of proxies with respect to the meeting of shareholders to be called with respect to the approval of the reverse stock split, share issuances contemplated under the convertible notes and election of certain directors, Whitehall will file with the Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of Whitehall, a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders, because it will contain important information. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Shareholders also will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention:
Investor Relations, Telephone: 312/732-6800 or from Whitehall's website, www.whitehalljewellers.com.

Whitehall and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from shareholders of Whitehall in favor of the actions described above, Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in Whitehall's proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Whitehall common stock as of June 1, 2005 is also set forth the Schedule 14A filed by Whitehall on June 8, 2005.


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             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com